UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 15, 2014

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the Board of Directors of Landauer, Inc. (the “Company”) appointed Michael T. Leatherman as the Company’s President and Chief Executive Officer, removing the Interim designation.  A press release announcing Mr. Leatherman’s appointment was attached as Exhibit 99.1 to the Current Report on Form 8-K, filed December 16, 2014.

In connection with Mr. Leatherman’s appointment to President and Chief Executive Officer and pursuant to an offer letter from the Company (the “Offer Letter”), he will receive an annual base salary of $610,000.  Mr. Leatherman’s target incentive bonus opportunity for fiscal 2015 will be 50% of his base salary for such period.  In addition, Mr. Leatherman is eligible to receive long-term incentive awards in the form of performance-based restricted stock under the Company’s Long-Term Incentive program.  Mr. Leatherman’s long-term incentive opportunity will be 150% of his base salary.  He is also eligible to participate in (i) the Company’s Executive Special Severance Plan, as amended and restated on November 12, 2014, and (ii) the Company’s Non-Qualified Executive Excess Plan (“NQ Excess Plan”), including a Company contribution to the NQ Excess Plan of 7.5% of his base salary paid through the end of each fiscal year of employment.

There are no arrangements or understandings between Mr. Leatherman and any other persons pursuant to which he was selected as President and Chief Executive Officer.  There are also no family relationships between Mr. Leatherman and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2014, the Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the election of directors to the Board of Directors from plurality to majority voting for uncontested director elections (the “Bylaw Amendment”).  The Bylaw Amendment was effective immediately upon adoption by the Board of Directors.

The Bylaw Amendment provides for a majority voting standard in the election of directors.  Under the Bylaw Amendment, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), only directors that receive a majority of the votes cast “for” their election will be elected, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election.  Abstentions and broker non-votes with respect to the election of  directors will not affect the outcome of the election of directors.  In the event that an incumbent director is not re-elected, the Company’s Governance and Nominating Standards require that director to tender his or her resignation for consideration by the Governance and Nominating Committee.  The Governance and Nominating Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken.  The Board of Directors will act on the resignation and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results.  In the case of a contested election, directors will continue to be elected by a plurality vote.

A copy of the Amended and Restated Bylaws reflecting the Bylaw Amendment is attached hereto as Exhibit 3.1 and is hereby incorporated by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective December 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

December 18, 2014	By:	/s/ Mark A. Zorko
Mark A. Zorko Interim Chief Financial Officer